                            AMENDMENT NO. 3 TO THE
                PARTICIPATION AGREEMENT DATED DECEMBER 5, 2003,
                             AS PREVIOUSLY AMENDED

   Amendment to the Participation Agreement (the "Agreement") by and among Goldman Sachs Variable Insurance Trust (the "Trust"), Goldman, Sachs & Co., (the "Distributor") and MetLife Insurance Company of Connecticut, formerly The Travelers Insurance Company and The Travelers Life and Annuity Company (the "Company"), on behalf of itself and certain of its separate accounts.

   WHEREAS, on November 14, 2014, the Company changed its name to MetLife Insurance Company USA and changed its state of domicile from Connecticut to Delaware;

   WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule 1;

   WHEREAS, the parties desire to amend the Agreement to update the contracts listed in Schedule 2;

   WHEREAS, the parties desire to further modify the Agreement as provided herein;

   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

   1. The name of the Company in the Agreement is hereby changed to MetLife Insurance Company USA and the reference to the Company as a Connecticut life insurance company is hereby changed to refer to a Delaware life insurance company;

   2. The following provisions are added for unregistered Accounts: (a) the Company represents and warrants that: (i) each unregistered Account qualifies for the exception on which it relies for not registering as an investment company under the 1940 Act; (ii) sales of each unregistered Contract, and interests therein, properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; and (iii) the Company will comply with all applicable requirements of Section 12(d)(1)(E) of the 1940 Act (Section 3.1);
(b) the term "Prospectus" includes any offering circular or memorandum for such Contracts (Section 1.15); and (c) purchases and redemptions of shares on behalf of an unregistered Account shall be treated in the same manner as transactions by the general account of the Company (Section 2.3).

   3. Article XII of the Agreement entitled "Notice, Request or Consent" is hereby amended as follows:

                                                                 # 1368372 v. 4

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

   "If to the Company:

       MetLife
       One Financial Center, 20th Floor
       Boston, MA 02111
       Attn: Law Department"

   4. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

   5. Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with Schedule 2 attached hereto.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No.3 to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                          GOLDMAN SACHS VARIABLE INSURANCE TRUST

                                          By:     /s/ Greg Wilson
                                                  ------------------------------
                                          Name:   Greg Wilson
                                          Title:  Vice President, Goldman Sachs
                                                  Fund Complex
                                          Date:   March 10, 2015

                                          GOLDMAN SACHS & CO.

                                          By:     /s/ Greg Wilson
                                                  ------------------------------
                                          Name:   Greg Wilson
                                          Title:  Managing Director, Goldman
                                                  Sachs
                                          Date:   March 10, 2015

                                          METLIFE INSURANCE COMPANY USA

                                          By:     /s/ Karen A. Johnson
                                                  ------------------------------
                                          Name:   Karen A. Johnson
                                          Title:  Vice President
                                          Date:   3-18-15
                                                  ------------------------------

                                                                 # 1368372 v. 4

                                   SCHEDULE 1
                                   ----------

Effective November 14,2014, the following separate accounts of the Company are subject to the Agreement:

                                      DATE ESTABLISHED
                                         BY BOARD OF                 SEC 1940 ACT                TYPE OF PRODUCT
                                      DIRECTORS OF THE               REGISTRATION               SUPPORTED BY THE
NAME OF SEPARATE ACCOUNT                   COMPANY                      NUMBER                  SEPARATE ACCOUNT
------------------------         ---------------------------  ---------------------------  ---------------------------
MetLife of CT Fund UL for        November 10, 1983            811-03927                    Variable Life Insurance
Variable Life Insurance                                                                    Products
MetLife of CT Separate Account   September 1, 2002            N/A (unregistered)           Private Placement Variable
CPPVULl                                                                                    Life Insurance

                                                                 # 1368372 v. 4

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

                                   SCHEDULE 2
                                   ----------

Effective November 14, 2014, the following classes of Contracts are subject to the Agreement:

                                                                          SEC 1933 ACT
                                                                          REGISTRATION        CONTRACT FORM
POLICY MARKETING NAME                                                   STATEMENT NUMBER         NUMBER         ANNUITY OR LIFE
---------------------                                                  -------------------  -----------------  -----------------
MetLife Variable Life                                                  333-96519            L-15258            Life
MetLife Variable Life Accumulator; and MetLife Variable Life           333-96515            L-15598            Life
Accumulator Series 2
MetLife Variable Life Accumulator Series III                           333-113109           L-15598            Life
MetLife Variable Survivorship Life                                     333-69771            L-15258            Life
MetLife Variable Survivorship Life II                                  333-56952            L-15847            Life

                                                                 # 1368372 v. 4

                                      4